SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                 July 10, 1996
                           -------------------------
               Date of Report (Date of earliest event reported)



                            Protocol Systems, Inc.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



            Oregon                   0-19943                93-0913130
(State or other jurisdiction       (Commission          (IRS Employer
 of incorporation)                  File No.)            Identification No.)

             8500 S.W. Creekside Place, Beaverton, Oregon  97008
             ---------------------------------------------------
                  (Address of principal executive offices)


                                (503) 526-8500
             (Registrant's telephone number, including area code)




                                Not applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets
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Pursuant to the terms of the Agreement and Plan of Merger (the "Merger
Agreement") dated as of February 20, 1996 among Protocol Systems, Inc., an Oregon corporation ("Protocol"), Protocol Merger Corporation, a Wisconsin corporation and wholly owned subsidiary of Protocol ("Merger Sub") and Pryon Corporation, a Wisconsin corporation ("Pryon"), Merger Sub was merged with and into Pryon (the "Merger") effective as of July 10, 1996 (the "Effective Time"). As a result of the Merger, Pryon became a wholly-owned subsidiary of Protocol. The Merger will be accounted for as a pooling of interests.

At the Effective Time of the Merger, each share of capital stock of Pryon outstanding immediately prior to the Effective Time was converted into and exchanged for 5.645823 shares of Protocol Common Stock. The aggregate number of shares of Common Stock of Protocol issued in accordance with the terms of the Merger Agreement upon such conversion and exchange was 1,211,100 shares.

In addition, pursuant to the Merger Agreement, Protocol issued options to purchase Protocol Common Stock in replacement of all options to purchase Pryon Common Stock that were outstanding immediately prior to the Effective Time based on the exchange ratio of 5.645823 shares of Protocol Common Stock for each share of Pryon Common Stock, which options vest and become exercisable in accordance with the terms of the original Pryon stock options. Replacement stock options for a total of 121,385 shares of Protocol Common Stock were issued upon consummation of the Merger.

The amount of consideration paid in connection with the Merger was determined in arms-length negotiations between the officers of Protocol and Pryon. Prior to the Merger, except for purchases by Protocol of Pryon products in the ordinary course of business amounting to approximately $1.0 million, $1.0 million and $1.7 million in 1993, 1994 and 1995, respectively, no material relationship existed between Protocol and Pryon or any of its affiliates, any director or officer of Protocol, or any associate of any such director or officer.

Pryon is a leading supplier of capnography products for medical instrumentation manufacturers. Pryon will continue such business as a wholly owned subsidiary of Protocol.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (a)  Financial Statements of Business Acquired.

              The financial statements of Pryon required pursuant to Rule 3-05 of Regulation S-X were previously reported in Amendment No. 3 to Protocol's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on June 4, 1996, and pursuant to General Instruction B.3. of Form 8-K are not additionally reported herein.


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         (b)  Pro Forma Financial Information.

              The pro forma financial information required pursuant to Article 11 of Regulation S-X was previously reported in Amendment No. 3 to Protocol's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on June 4, 1996, and pursuant to General Instruction B.3. of Form 8-K are not additionally reported herein.


         (c)  Exhibits

              Number    Description

              2.1 Agreement and Plan of Merger dated as of February 20, 1996 Among Protocol Systems, Inc., Protocol Merger Corporation and Pryon Corporation

              99.1      Press Release dated as of July 10, 1996


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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PROTOCOL SYSTEMS, INC.


Date: July 23, 1996                   By: /s/ Craig M. Swanson
                                         ----------------------------
                                              Craig M. Swanson
                                              Vice President and
                                              Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description

  2.1 Agreement and Plan of Merger dated as of February 20, 1996 Among Protocol Systems, Inc., Protocol Merger Corporation and Pryon Corporation (Incorporated by reference to Exhibit
                  2.1 to Protocol's Registration Statement on Form S-4 (File No. 333-03316))

  99.1            Press Release dated as of July 10, 1996